UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2021

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per value	IOVA	The Nasdaq Stock Market, LLC

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2021, the Board of Directors (the “Board”) of Iovance Biotherapeutics, Inc. (the “Company”) approved the Second Amended and Restated Bylaws of the Company, which amend and restate the Company’s Amended and Restated Bylaws, to become effective after the upcoming annual meeting of stockholders of the Company to be held on June 11, 2021.

The Company’s Amended and Restated Bylaws were amended and restated to change the voting threshold for the election of directors from a plurality standard to a majority standard, such that a majority of the votes cast shall be sufficient to elect a director to the Board at any stockholder meeting duly called or convened to elect directors to the Board (“Stockholder Meeting”); provided, that, abstentions and broker nonvotes shall not be counted as a vote against; and provided further, that, for contested elections, directors shall be elected by a plurality of the votes cast if, as of the date of the Stockholder Meeting, the number of nominees exceeds the number of directors to be elected. Notwithstanding the foregoing, if any director nominated for re-election at a Stockholder Meeting fails to receive more votes cast “for” his or her re-election than “against” his or her re-election, such director shall promptly tender his or her resignation for the Board’s consideration. The nominating and corporate governance committee designated by the Board shall then make a recommendation to the Board to accept or reject the tendered resignation. The Board will then have 90 days from the date the election results from the applicable Stockholder Meeting are certified to notify the resigning director of its decision. The Board may consider all relevant factors in making its decision, including any stated reasons for “against” votes, whether the underlying cause of the “against” votes are curable, the length of service and contributions by the resigning director to the Company, and whether the resignation would cause the Company to fail to comply with any applicable rules or requirements, would lead to a “change of control” as determined pursuant to any financing or other material agreement, or would cause the Company to default under any material agreements. If the resigning director’s tendered resignation is not accepted, such director will continue to serve on the Board.

The foregoing description of the Second Amended and Restated Bylaws of the Company is qualified in its entirety by reference to the Second Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Iovance Biotherapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2021	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer